UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 20, 2007

ProMed Alliance International, Inc.
(Exact name of registrant as specified in its charter)

Florida	65-0725217
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1450 South Dixie Highway Boca Raton, Florida 33432
(Address of principal executive offices)

Issuer's telephone number, including area code: (561) 347-1178

BIZnet Group, Inc.
(Former name or address, if changed since last report.)

Item 1.01 Entry into a Material Definitive Agreement

In January 2001, the board of directors unanimously agreed to cease operations and to seek a suitable acquisition candidate.

Effective June 30, 2007, the Board of Directors have adopted a new business plan. The Company’s mission is to identify, evaluate and assess a broad spectrum of global medical technologies, and healthcare solutions, and seek to capture and promote innovations with significant commercial and beneficial potential. The Company will rely on comprehensive due diligence and technical analysis preformed by its Advisory and Scientific Board. ProMed Alliance International will seek to aid Innovation management and technology transfer; Informatics and knowledge management; Research translation            Stakeholder management; Commercial Development; and Promote the Practical use of the identified Healthcare Solutions.

Item 3.01 Notice of Delisting or Failure to satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Securities & Exchange Commission (SEC) granted an exemption from the requirements of SEC Rule 15c2-11 on June 3, 1999 for securities quoted on the Over-The-Counter Bulletin Board (OTCBB) on or before January 4, 1999. In September 2000, the Board of Directors elected to voluntarily file an Exemption Request Form (NASD Eligibility Rule 6530) to remove the common stock from being eligible to be quoted on the OTCBB. The Common Stock has been since that time been quoted on the Pink Sheets; its current symbol is PDNL.

Item 3.02 Unregistered Sales of Equity Securities

On March 6, 2006, the company offered and sold a total of Thirty-Seven million and Five Hundred Thousand (37,500,000) shares of it’s Common Stock (par value $0.0001), pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D Rule 506 as promulgated there under to Mr. Willis, the Chairman of the Board of the Company.

On March 6, 2006, the company offered and sold a total of Two Million and Five Hundred Thousand (2,500,000) shares of it’s Common Stock (par value $0.0001), pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D Rule 506 as promulgated there under to Dave Larry, a Director on the Board of the Company.

On March 6, 2006, the company offered and sold a total of Twenty Million (20,000,000) shares of it’s Common Stock (par value $0.0001), pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D Rule 506 as promulgated there under, to eight (8) non-affiliates of the Company.

Each of the eight non-affiliate individuals represented that: (i) the shares will be 'restricted securities' as that term is defined under the Act; (ii) each individual was acquiring the shares solely for his or her own account, for investment purposes and without a view towards the resale or distribution thereof; (iii) each individual agreed to hold the shares for the applicable one or two year holding period proscribed by Rule 144 under the hold the shares for the applicable one or two year holding period proscribed by Rule 144 under the Act; (iv) any sale of the shares will be accomplished only in accordance with the Securities Act of 1933 or the rules and regulations of the Commission adopted thereunder. No general solicitation or general advertising was utilized by the registrant to sell the shares.

The shares are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one (1) year from the date of purchase and payment of the Stock, and even then will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Stock may be made only in limited amounts in accordance with such terms and conditions. In the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, and Regulation D Rule 506 as promulgated there under or some other registration exemption will be required.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company intends to audit its financials for the years of 2001 through 2006, and to submit past and continued current filings to the Securities & Exchange Commission, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, in order to meet the eligibility for an issuer to be quoted on the OTCBB.

Item 5.03 Amendments to Articles of Incorporation or Bylaw; Changes in Fiscal Year.

On April 21, 2003, the Board of Directors adopted Amendments to the Articles of Incorporation that had taken effect on the 6th day of May 2003. Each share of the authorized and issued shares of Common Stock of the Corporation was exchanged for 1/250th of One Share of the Common Stock.

The Company was authorized to issue Fifty Million (50,000,000)shares of Capital. Forty-Five Million (45,000,000) shares of Common Stock, (par value $0.0001 per share); and, Five Million (5,000,000) shares of Preferred Stock, as follows: One Million (1,000,000) shares designated as Series I convertible Preferred Stock ($0.0001 par value), each share exchangeable for three (3) shares of Common Stock ($0.0001 par value) upon terms and conditions as designated by the Board of Directors without further notice to, or action of, the Shareholders. And Four Million (4,000,000) shares of no par value Preferred Stock without designation until such time as the Board of Directors shall, in their discretion, determine to issue part or all of such shares, upon such terms and conditions as they designate, without further notice to, or action of, the Shareholders.

On January 16, 2006, the Board of Directors adopted the following Amendments to its Articles of Incorporation, that had taken effect on February 20, 2006:

(a) each share of the authorized and issued shares of Common Stock of the Corporation was exchanged for 1/10 of One Share of the Common Stock as newly authorized. Neither fractional shares nor shares in less than round lots (i.e., 100 shares) was issued.

(b) the name of the Corporation was changed to ProMed Alliance International, Inc.

(c) The Board of Directors authorized to issue ONE HUNDRED MILLION (1,000,000,000) share of capital Stock as follows: Five Million (5,000,000) shares of Preferred Stock, subject to the following designations:

(i) One Million (1,000,000) shares are hereby designated as Series I. $0.001 per value convertible preferred stock each share of which shall be exchangeable for three (3) shares of $0.001 per value Common Stock, without any further consideration required and upon such other terms and conditions as may be designated by the Board of Directors at or prior to their issuance, without further action of the Shareholders.

(ii) One Million (1,000,000) shared are hereby designated as:
Series II. $0.001 per value convertible preferred Stock  each share of Series II Convertible Preferred Stock may be exchanged at any time after one year from the date of issuance, without further consideration, for One (1) share of the Issuer’s $0.001 par value Common Stock. Series II shares are not entitled to any dividends other than as may be declared from time to time by the board of directors; any such dividends would not be cumulative unless specifically deemed as such when declared by the board. If the Board declares cash or stock dividends on the common Stock of the Corporation the shares of Series II Convertible Preferred Stock ($0.001 par value) shall participate as if it had been exchange for shares of Common stock prior to the declaration of such dividends. Each Series II share has one vote in all actions properly brought for a vote by the shareholders. In the event of a partial or full liquidation and distribution of assets or pursuant to a voluntary or involuntary dissolution, Series II shares take precedence over and are senior to all subsequent issuances of Preferred stock and to all of the Common Stock of the Issuer, regardless of when such common shares were Issued. Voting rights shall be equal to the number of shares of Common Stock into which these Series I share are convertible.

(iii) One Million (1,000,000) shares are hereby designated as:
Series III, $0.001 par value convertible preferred Stock each share of Series III Convertible preferred Stock may be exchanged at any time after issuance, without further consideration, for One (1) share of the Issuer’s $0.001 par value Common Stock. On the third anniversary of their Issuance Date, all Series III shares shall automatically convert to an equal number of Common shares (0.001 par value) without further consideration. Series III shares are not entitled to any dividends other than as may be declared from time to time by the board of directors: any such dividends would not be cumulative unless specifically deemed as such when declared by the board. If the board declares cash or stock dividends on the Preferred Stock ($0.001 par value) shall participate as if it had been exchanged for shares of Common Stock prior to the declaration of such dividends. Each Series III share has one vote in addictions properly brought for a vote by the shareholders. In the event of a partial or full liquidation and distribution of assets or pursuant to a voluntary or involuntary dissolution, Series III shares take precedence over and are senior to all subsequent issuances of Preferred Stock and to all of the Common Stock of the Issuer, regardless of when such common shares were issued. Voting rights shall be equal to the number of shares of Common Stock into which these Series III shares are convertible.
Two Million (2,000,000) shares of no par value Preferred Stock shall remain without designation; which shares may be issued on such terms and conditions as designated by the Board of Directors at or prior to their issuance, without further action of the Shareholders.

(iv) Ninety-Five Million (95,000,000) shares of the Capital Stock be designated as Common Stock, having the par value of $0.001 per share.
Unless otherwise designated herein, all shares of Capital Stock issued by this Corporation shall have one vote in every matter submitted to the Shareholders. The Board of Directors may issued preferred share are convertible.

Item 8.01 Other Events

As of June 30, 2007, the Company had 95,000,000 shares of Common Stock authorized, of which 60,109,921 shares of Common Stock (Pasr Value $0.001) was issued and outstanding. There are no shares of Preferred Stock authorized. Total Capitalization as June 30, 2007 of 60,109,921 issued & outstanding out of 95,000,000 authorized shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Promed Alliance International, Inc.
(Registrant)

Date: July 20, 2007	/s/ Willis Hale
(Signature) Willis Hale, President